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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) April 18, 2003

                                  VOXWARE, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     0-21403                        36-3934824
(State or Other Jurisdiction   (Commission File Number)   (IRS Employer Identification No.)
      of Incorporation)

168 Franklin Corner Road, Lawrenceville, New Jersey                      08648
    (Address of Principal Executive Offices)                          (Zip Code)

                                 (609) 514-4100
                         (Registrant's telephone number,
                              including area code)


         ---------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events and Required FD Disclosure.

     On April 18, 2003, Voxware, Inc. (the "Company") announced the signing of a Series D Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), whereby the Company has agreed to consummate, subject to certain conditions, a private financing of $5.6 million led by Edison Venture Fund of Lawrenceville, New Jersey and Cross Atlantic Capital Partners of Radnor, Pennsylvania.

     Closing of this financing is subject to and contingent upon, among other things, customary closing conditions and the approval of the recapitalization of the Company's capital stock, to be voted on by common stockholders at the Company's Annual Meeting of Stockholders.

     Pursuant to the Purchase Agreement, investors have agreed to purchase a total of 373,333,333 shares of Series D Convertible Preferred Stock, which shares are initially convertible into 373,333,333 shares of common stock. The Series D Convertible Preferred Stock will have a 7% dividend payable in cash or equity, and will be convertible into Voxware common stock at an initial conversion ratio of one share of common stock for each share of Series D Convertible Preferred Stock. The Company also has agreed to issue to investors warrants to purchase up to 18,666,667 shares of common stock, which warrants will be exercisable in the event that the Company does not comply with certain registration requirements with respect to one or more registration statements to be filed with the Securities and Exchange Commission. In addition, the Company has agreed to issue to its financial advisor warrants to purchase up to 9,333,333 shares of common stock. Finally, warrants to purchase up to 93,333,333 additional shares of Series D Convertible Preferred Stock will be issued to investors, which warrants will be exercisable based on the future financial results of the Company. Such common stock warrants and preferred stock warrants will expire 10 years from the date of their issuance and will have exercise prices of $0.015 per share and $0.001 per share, respectively.

     As part of the transaction and pursuant to an Exchange Agreement, the holders of the Company's 10% convertible debentures issued on October 2, 2002 which are due on July 1, 2003 have agreed to exchange all of such debentures for an aggregate of 20,000,000 shares of Series D Convertible Preferred Stock. Simultaneously with the closing, the Company will also pay the debenture holders, in cash, the amount of all interest accrued on the debentures, through the closing date. Additionally, all outside holders of equity interests in Voxware Europe have agreed to exchange all such equity interests for an aggregate of 30,000,000 shares of Series D Convertible Preferred Stock and up to 15,000,000 additional shares of Series D Convertible Preferred Stock if Voxware's European joint venture exceeds certain sales milestones in 2003.

     As part of the transaction and pursuant to an Exchange Agreement, the holders of the Company's Series C Convertible Preferred Stock have agreed to exchange such shares and certain outstanding common stock warrants for an aggregate of 61,933,934 shares of Series D Convertible Preferred Stock.

     As part of the transaction, the Company and Castle Creek Technology Partners, LLC have executed a Settlement Agreement pursuant to which the lawsuit filed by Castle Creek against the Company in the United States District Court for the District of Delaware with respect

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to the Company's failure to redeem its Series B Convertible Preferred Stock will be dismissed upon the consummation of the financing and payment to Castle Creek of the consideration described in the applicable Exchange Agreement.

     It is anticipated that the net proceeds from the financing will be used for sales and marketing initiatives, research and development activities, general corporate administration and overhead expenses, and repayment of debt. Pursuant to an Exchange Agreement, $650,000 of the proceeds will be used to compensate the holder of the Company's Series B Convertible Preferred Stock for relinquishing, at closing, certain rights and preferences currently held by such stockholder.

     The offer, sale and issuance to the investors of the shares of preferred stock, the common stock warrants, the preferred stock warrants and the shares of common stock and preferred stock issuable upon the conversion or exercise thereof have not been and will not be registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

     The Company is required to register for resale by the investors the common stock issuable upon conversion of the Series D Convertible Preferred Stock and upon exercise of the common stock warrants under the Securities Act of 1933, as amended. In connection with the financing, the Company has also agreed to execute an Investor Rights Agreement and a Stockholders Agreement.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Exhibits.

     Exhibit No.  Description
     -----------  -----------
        4.1       Form of Common Stock Purchase Warrant.

        4.2 Form of Common Stock Purchase Warrant to be issued to Voxware, Inc.'s financial advisor.

        4.3       Form of Series D Convertible Preferred Stock Purchase
                  Warrant.

        10.1 Series D Convertible Preferred Stock Purchase Agreement by and among Voxware, Inc. and the Purchasers listed on the signature pages thereto, dated as of April 16, 2003.

        10.2 Exchange Agreement by and between Voxware, Inc. and Castle Creek Technology Partners, LLC, dated as of April 16, 2003.

        10.3 Exchange Agreement by and among Voxware, Inc. and certain holders of its Series C Convertible Preferred Stock, dated as of April 16, 2003.

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        10.4      Exchange Agreement by and among Voxware, Inc., Creafund NV,
                  Avvision BVBA, BVBA Com/2/Wizards, Eurl Val D'Auso and Wim Deneweth, dated as of April 16, 2003.

        10.5 Settlement Agreement by and between Voxware, Inc. and Castle Creek Technology Partners, LLC, dated as of April 16, 2003.

        10.6 Form of Investor Rights Agreement by and between Voxware, Inc. and the Investors listed on the signature pages thereto.

        10.7 Form of Stockholders Agreement by and between Voxware, Inc. and the Holders and Investors listed on Schedule 1 thereto.

        99.1 Press Release, dated April 18, 2003, announcing the execution of the Series D Convertible Preferred Stock Purchase Agreement.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     VOXWARE, INC.


                                     By: /s/ Nicholas Narlis
                                         ---------------------------------------
                                         Nicholas Narlis
                                         Senior Vice President, Chief Financial
                                             Officer, Secretary and Treasurer
                                             (Principal Financial Officer)

Dated:  April 18, 2003

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